Exhibit 10.21

PURCHASE AGREEMENT

This Purchase Agreement, dated as of ___, 2013, is by and between The New Home Company LLC, a Delaware limited liability company (the “Purchaser”), and IHP Capital Partners VI, LLC, a Delaware limited liability company, Watt/TNHC LLC, a California limited liability company, and TCN/TNHC LP, a Delaware limited partnership (each a “Seller” and collectively the “Sellers”). The Purchaser and the Sellers are sometimes referred to collectively herein as the “Parties”.

WHEREAS, the Purchaser desires to consummate an initial public offering (the “IPO”) of the Purchaser’s shares of common stock, par value $0.01 per share (the “Common Stock”), following a conversion of the Purchaser from a Delaware limited liability company to a Delaware corporation; and

WHEREAS, in connection with the IPO the Purchaser will enter into an underwriting agreement pursuant to which it will grant to the underwriters named therein an option (the “Option”) to purchase from time to time during the 30 days following the date of the underwriting agreement additional shares of Common Stock (the “Option Shares”) for the purpose of covering over-allotments, if any, in an amount of up to an additional 15% of the shares initially offered to the public in the IPO; and

WHEREAS, if the underwriters exercise the Option and acquire any or all of the Option Shares, the Purchaser desires to use the net proceeds it receives from its sale of Option Shares to purchase pro rata from the Sellers, and the Sellers desire to sell to the Purchaser, an aggregate number of shares of Common Stock equal to the number of Option Shares sold by the Purchaser pursuant to the exercise of the Option (the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, each Seller hereby agrees to sell, convey, assign and transfer to the Purchaser, and the Purchaser hereby agrees to purchase from each Seller from time to time Shares in an amount, together with Shares sold by the other Sellers hereunder, equal to the number of Option Shares sold by the Purchaser pursuant to the exercise of the Option, with each Seller selling one-third of the aggregate number of Shares hereunder. Such Shares shall be free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment or restriction of any kind or nature, except any restrictions imposed under federal or applicable state securities laws. It is understood that it is currently contemplated that the total number of Option Shares will equal                  (based upon the currently contemplated number of shares of Common Stock to be

initially offered to the public in the IPO of                 ), but that such number of Option Shares is subject to increase or decrease such that such number equals approximately 15% of the aggregate number of shares of Common Stock initially offered to the public in the IPO.

Section 1.2 Purchase Price. The consideration payable by the Purchaser to each Seller hereunder on any Closing Date (as defined below) shall be equal to the product of (a) the price per share paid by the underwriters to the Purchaser for the Option Shares (which shall equal the initial public offering price per share of the shares of Common Stock in the IPO less the underwriting discount), multiplied by (b) the number of Shares purchased from such Seller on such Closing Date. The total consideration payable by the Purchaser to each Seller on a particular Closing Date is referred to herein as the “Purchase Price.”

Section 1.3 Closing. On the day that is one business day after the closing date of any sale of Option Shares or such other subsequent date as soon as reasonably practicable thereafter as may be agreed upon by a Seller and the Purchaser (each a “Closing Date”), (a) the Purchaser shall deliver the applicable Purchase Price by wire transfer in immediately available funds to the respective Sellers in accordance with the wire instructions to be provided in writing to the Purchaser, and (b) each Seller shall deliver or cause to be delivered to the Purchaser certificates representing such Seller’s Shares sold on such Closing Date, registered in the name of the Purchaser, and any and all other documents to the Purchaser as may be reasonably requested by the Purchaser to effect the sale and transfer of the Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Seller. Each Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of any Closing Date, as follows:

(a) Capacity; Due Authorization. The Seller has the capacity and due authorization to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (x) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Seller is subject, or (y) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets are subject. There is no action, suit or proceeding pending or threatened against the Seller that questions the validity of this Agreement or the right of the Seller to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

(c) Consents and Approvals. Neither the execution and delivery by the Seller of this Agreement, nor the consummation by the Seller of the transactions contemplated hereby, nor the performance by the Seller of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except as may have been obtained, made or given.

(d) Title to Shares. The Seller has full discretion and authority to dispose of the Shares it is selling pursuant to this Agreement. Such Shares are legally and beneficially owned by the Seller. Upon delivery by the Seller of the certificates representing such Shares pursuant to this Agreement and the consummation of the transactions contemplated hereby, the Purchaser will acquire good and valid title to such Shares, free and clear of any pledge, mortgage, security interest, encumbrances, lien, charge, assessment or restitution of any kind or nature.

(e) No Broker. The Seller has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker’s fee, finder’s fee or similar fee or commission in connection therewith or upon the consummation thereof.

(f) Information. In making its decision to sell Shares pursuant to this Agreement, the Seller has not requested any information concerning the Purchaser or such Shares that has not been provided to the Seller by the Purchaser.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to each Seller, as of the date hereof and as of any Closing Date, as follows:

(a) Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(b) Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents. Neither the execution and delivery by the Purchaser of this Agreement nor the consummation by it of any of the transactions contemplated hereby nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except as have been obtained, made or given.

(d) No Conflict. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by it of any of the transactions contemplated hereby, nor compliance by the Purchaser with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, the Purchaser.

(e) No Registration. The Purchaser acknowledges that the Shares have not been registered under the Securities Act or any applicable state securities law and agrees to the legends and transfer restrictions applicable to the Shares set forth on the certificate representing the Shares.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnification of the Sellers. The Purchaser shall defend and promptly indemnify and hold harmless each Seller from, against, for, and in respect of and pay any and all Losses (as defined in Section 3.3) suffered, sustained, incurred or required to be paid by any Seller arising out of or resulting from any material breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement.

Section 3.2 Indemnification of Purchaser. Each Seller, severally and not jointly, shall defend and promptly indemnify and hold harmless the Purchaser, and its officers, directors, partners, affiliates, subsidiaries, attorneys and representatives (collectively, the “Purchaser Indemnified Parties”) from, against, for and in respect of and pay any and all Losses suffered, sustained, incurred or required to be paid by any such party arising out of or resulting from:

(a) any material breach of any representation, warranty, covenant or agreement of such Seller contained in this Agreement;

(b) any liabilities or obligations of such Seller or claims against or including such Seller incurred, accrued or arising from any actions or inactions of such Seller prior to the Closing Date; and

(c) the successful enforcement by any Purchaser Indemnified Party of any of its rights under this Section 3.2 or any other indemnification covenant contained in this Agreement with respect to such Seller.

Section 3.3 Definition of Losses. For purposes of this Article III, “Losses” shall mean all damages, awards, judgments, assessments, fines, penalties, charges, costs and expenses and other payments (excluding consequential damages) however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all reasonable attorneys’, accountants’, investment bankers’, and expert witness’ fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to this Article III, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration; provided, however, that any compromise or settlement shall not be entered into without the consent of the party from whom indemnification is sought (such consent shall not be unreasonably withheld).

Section 3.4 Maximum Amount Payable by the Purchaser. The maximum amount of Losses for which the Purchaser shall be liable to a Seller in any claim under this Agreement shall not exceed the Purchase Price paid to such Seller.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 4.2 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each Seller and the Purchaser and their respective successors and permitted assigns and legal representatives.

Section 4.3 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by any Seller or the Purchaser. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 4.4 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed to the addresses set forth on Schedule 1 to this Agreement. Any Party may change its address for purposes of this Section 4.4 by giving the other Parties hereto written notice of the new address in the manner set forth above.

Section 4.5 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 4.6 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from this Agreement in order to render the remainder of this Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 4.7 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 4.8 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first written above.

Purchaser:

THE NEW HOME COMPANY LLC, a Delaware limited liability company

By:
WAYNE J. STELMAR, Manager

Sellers:

IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company

By:	Institutional Housing Partners VI, L.P., a California limited partnership Its Manager

	By:	IHP Capital Partners a California corporation Its General Partner

By:
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By:
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WATT/TNHC LLC, a California limited liability company

By:
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TCN/TNHC LP, a Delaware limited partnership

By:	TCN/TNHC GP LLC a Delaware limited liability company Its General Partner

By:
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SCHEDULE 1

Addresses for Notices Pursuant to Section 4.4

: